Exhibit 99.1

UDR, INC. ANNOUNCES REDEMPTION OF
SERIES G PREFERRED STOCK

Denver, CO. (April 27, 2012) – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, today announced that it will redeem all issued and outstanding shares of its 6.75% Series G Cumulative Redeemable Preferred Stock (NYSE: UDRPrG) on May 31, 2012. The Series G Preferred Stock will be redeemed at a redemption price of $25 per share in cash, plus accrued and unpaid dividends to the redemption date. Dividends shall cease to accrue on all shares of Series G Preferred Stock on the redemption date. There are currently 3,264,362 shares of Series G Preferred Stock issued and outstanding.

Notices of redemption and letters of transmittal will be mailed to the record holders of the Series G Preferred Stock on or about April 30, 2012. Questions regarding the redemption of Series G Preferred Stock should be directed to the Company’s transfer agent, Wells Fargo Shareowner Services, at 161 North Concord Exchange, South St. Paul, MN 55075, Attention: Corporate Actions Dept., or by telephone at (800) 468-9716.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park® development, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This press release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of December 31, 2011, UDR owned or had an ownership position in 60,465 apartment homes including 2,626 homes under development. For over 39 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.